Exhibit 99.1

Worksport Launches Regulation-A Investment Opportunity to Public

TORONTO – November 24, 2020 -- Worksport Ltd (OTCQB: WKSP) (or the “Company”) has qualified its Regulation A offering with the U.S. Securities & Exchange Commission, which enables securities to be issued by the company under Regulation A Section 3 (b) of the Securities Act for Tier 2 offerings, providing certain exemptions from registration.

“Worksport has achieved some significant milestones recently, including revealing our ground-breaking TerraVis™ system, a fusion of cutting edge solar power, storage, and delivery,” said Worksport CEO, Steven Rossi. “In a year with constant development of our products and intellectual property, the Regulation-A offering is yet another major breakthrough for Worksport, seeking to access capital in our primary market, the U.S., where our securities are listed.”

Rossi said that the proceeds will be used for further development and expedited launch of the TerraVis™ system, as well as existing product inventory, and other exciting projects to be announced soon.

Among the upcoming projects are agreements with two EV manufacturers, solidifying the bright future ahead for the growth of Worksport. Hercules Electric Mobility Inc., Detroit, MI, is partnering with Worksport to introduce the ground-breaking TerraVis™ tonneau system, integrating solar panels and battery banks for a mobile power solution, as a Tier One OEM supply partner for their upcoming Alpha electric pickup. Similarly, Atlis Motor Vehicles, Mesa, AZ, is also configuring TerraVis™ as an OE accessory for their highly anticipated Atlis XT electric pickup truck.

“We are proud of our accomplishments in the last decade, exponentially growing the company’s foundation with constant improvements in our product offering of high-quality tonneau covers in the B2B market, with no real outside funding or exploration of B2C sales channels,” said Rossi. “Now, for the first time in Worsksport’s history, we are preparing our latest innovation, TerraVis™, for B2B and B2C channels, and are seeking investment partners to provide additional capital for a timely delivery of TerraVis™, in synchronization with the launch of EV pick-up trucks, providing for significant anticipated improvements in operating results at the company. Our new Regulation A qualification is our latest breakthrough that will make it possible for more members of the public to invest directly, similar to a crowdfunding model. We thank in advance all those who may be interested in investing for their support.”

Invest Now

Anyone interested in investing directly into Worksport are encouraged to invest via the company’s investment platform (www.invest.worksport.com). Every investment dollar will be used to further our growth. Minimum investment is $500, and all securities purchased would be registered andc tradeable. “We’ve shown the investment community what we can accomplish with no funding. Investors have an opportunity to purchase one common share and one 12-month warrant, directly from the company.” said Worksport CEO Steven Rossi

Any interested investors or shareholders are encouraged to follow the company’s social media accounts on Twitter, Facebook, LinkedIn, and Instagram, as well as sign up for the company’s newsletters on both www.worksport.com and www.goterravis.com, to stay up to date on all of the latest news. Worksport will continue to update shareholders, supporters, and investors to maintain the highest level of disclosure and information dissemination as Worksport continues to grow and develop at a very rapid pace.

Summary of the offering

According to the circular, and subject to change, Worksport will offer a maximum of 40,000,000 Units (the “Maximum Offering”). Each Unit is comprised of one share of common stock (a “Common Stock”), and one Common Share purchase warrant (each whole warrant, a “Warrant”) to purchase one additional Common Share (a “Warrant Share”) at an exercise price of $0.20 USD per Warrant Share, subject to certain adjustments, over a 12-month exercise period following the date of issuance of the Warrant. Interested investors should consult the entire circular at https://invest.worksport.com.

Invest Now

About Worksport Ltd.

Worksport Ltd., an innovative manufacturer of high quality, functional, and aggressively priced tonneau covers for light trucks like the F150, Sierra, Silverado, Canyon, RAM, and Ford F-Series. For more information please visit www.worksport.com. Currently listed on the OTCQB Market under the trading symbol “WKSP.”

Connect with Worksport:

LinkedIn

Facebook

Twitter

Instagram

For further information please contact:

Mr. Steven Rossi

CEO & Director

Worksport, Ltd

T: 1-888-554-8789

E: srossi@worksport.com

Forward-Looking Statements

This document may contain forward-looking statements, relating to Worksport, Ltd. operations or to the environment in which it operates, which are based on Franchise Holdings International Inc. operations, estimates, forecasts and projections. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict, and/or are beyond Worksport, Ltd.’s ’s control. A number of important factors could cause actual outcomes and results to differ materially from those expressed in these forward-looking statements. Consequently, readers should not place any undue reliance on such forward-looking statements. Worksport, Ltd. disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. No Stock Exchange or Regulation Services Provider accepts responsibility for the adequacy or accuracy of this release.